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                                  EXHIBIT 10.4

                    INCENTIVE STOCK OPTION AGREEMENT BETWEEN
                        FRONTIER NATIONAL CORPORATION AND
                               HARRY I. BROWN, JR.
                           SIGNED ON DECEMBER 20, 1999
                            EFFECTIVE AUGUST 24, 1998

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                                   APPENDIX A
                        INCENTIVE STOCK OPTION AGREEMENT


         THIS INCENTIVE STOCK OPTION AGREEMENT (this "Agreement") is made as of the 20TH day of DECEMBER 1999 effective as of AUGUST 24, 1998 (the "Date of Grant"), by and between Frontier National Corporation, an Alabama corporation ("Corporation"), and HARRY I. BROWN, JR. ("Participant"). [NOTE: PARTICIPANT MUST BE AN EMPLOYEE OF CORPORATION TO BE ELIGIBLE TO RECEIVE AN ISO]

         WHEREAS, Corporation has adopted its 1999 Statutory-Nonstatutory Stock Option Plan (the "Plan"); and

         WHEREAS, the committee chosen by Corporation to administer the Plan (the "Committee") has determined that Participant is eligible to receive an option to purchase shares of common stock of Corporation ("Stock") under an incentive stock option and has determined that it is in the best interest of Corporation to grant the stock option documented herein to Participant.

         NOW, THEREFORE, in consideration of the foregoing, of the mutual promises hereinafter set forth and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

         I. Grant of Option. Corporation hereby grants to Participant the right to purchase FORTY THOUSAND (40,000) shares of Stock (the "Option Shares") at a price of $10.00 per Option Share (the "Option Price"), in accordance with the terms of this Agreement and the Plan (the "Option"). The Committee, exercising good faith, has determined that the Option Price is equal to at least one hundred percent (100%) of the fair market value of a share of Stock on the Date of Grant. [NOTE: IF PARTICIPANT AND HIS OR HER FAMILY HOLD MORE THAN 10% OF THE TOTAL COMBINED VOTING POWER OF ALL CLASSES OF STOCK, THEN THE OPTION PRICE MUST NOT BE LESS THAN 110% OF THE FAIR MARKET VALUE OF THE OPTION SHARES ON THE DATE OF GRANT. ALSO TOTAL FAIR MARKET VALUE OF ALL OPTIONS GRANTED TO PARTICIPANT ELIGIBLE TO BE EXERCISED IN ANY ONE YEAR SHOULD NOT EXCEED $100,000.] The Option is intended by the parties hereto to be, and shall be treated as, an incentive stock option (as such term is defined under section 422 of the Internal Revenue Code of 1986 (the "Code")).

         II. Termination of Option.

                  (i) Termination Date. The Option and all rights hereunder with respect thereto, to the extent such rights shall not have been previously exercised or otherwise terminated, shall terminate and become null and void on AUGUST 24, 2008 at 5:00 P.M. (the "Termination Date"). [NOTE: IF THE PARTICIPANT AND HIS FAMILY OWN LESS THAN 10% OF THE TOTAL COMBINED VOTING POWER THEN THE TERMINATION DATE MUST NOT BE LATER THAN 10 YEARS FROM THE DATE OF GRANT. IF THE PARTICIPANT AND HIS FAMILY OWN 10% OR MORE THEN THE TERMINATION DATE MUST NOT BE LATER THAN 5 YEARS FROM THE DATE OF GRANT.]

                  (ii) Termination of Participant's Employment. In the event of the termination of Participant's employment by Corporation for any reason other than Participant's death or disability, the Option, to the extent not previously exercised, shall terminate and become void on the date occurring three months after Participant ceases to be an employee of Corporation. Provided, however, notwithstanding any other provisions set forth herein or in the Plan, if Participant shall commit any act of malfeasance affecting Corporation or any affiliated corporation or is convicted of a felony or engages in conduct that would warrant Participant's discharge for cause as such is determined by the Committee in its sole discretion, any unexercised portion of the Option shall immediately terminate and become void. A transfer of Participant's employment between Corporation and any subsidiary of Corporation shall not be deemed to be a termination of Participant's employment.

                  (iii) Death or Disability. Upon termination of Participant's employment by reason of Participant's death, the Option may be exercised, to the extent not previously exercised, by Participant's estate or any distributee of the Option under Participant's will or the applicable laws of descent and distribution until the Termination Date. Upon termination of Participant's employment by reason of disability (within the meaning of Section 22(e)(3) of the Code), the Option may be exercised, to the extent not previously exercised, until the earlier of the Termination Date or the date occurring one year from the date of termination of Participant's employment.

         III. Installment Exercise. Subject to such further limitations as are provided herein, the Option shall become vested and exercisable in five (5) installments, Participant having the right hereunder to purchase from Corporation the following number of Option Shares upon exercise of the Option, on and after the following dates, in cumulative fashion:

                  (i) on and after the first anniversary of the Date of Grant, up to twenty percent (20%) (ignoring fractional shares) of the total number of Option Shares;

                  (ii) on and after the second anniversary of the Date of Grant, up to an additional twenty percent (20%) (ignoring fractional shares) of the total number of Option Shares; and

                  (iii) on and after the third anniversary of the Date of Grant, up to an additional twenty percent (20%) (ignoring fractional shares) of the total number of Option Shares; and

                  (iv) on and after the fourth anniversary of the Date of Grant, up to an additional twenty percent (20%) (ignoring fractional shares) of the total number of Option Shares; and

                  e. on and after the fifth anniversary of the Date of Grant, the remaining Option Shares.

         IV. Exercise of Option. The Option, or any portion of the Option eligible to be exercised by the Participant and not previously exercised, may be exercised at any time or times prior to the termination of the Option pursuant to the provisions hereof. The Option may be exercised only if compliance with all Federal and state securities laws can be effected and only by (i) Participant's completion, execution and delivery to Corporation of a notice of exercise and "investment letter" in the form attached hereto as Exhibit A, and
(ii) Participant's payment to Corporation of an amount equal to the sum of the amount obtained by multiplying the Option Price by the number of Option Shares being purchased plus any withholding tax required by law as determined by Corporation. Payment shall be made by check payable to Corporation or such other medium of payment as the Committee shall approve. Upon the exercise of the Option by Participant, or as soon thereafter as is practicable, Corporation shall issue and deliver to Participant a certificate or certificates evidencing such number of Option Shares as Participant has so elected to purchase. Such certificate or certificates shall be registered in the name of Participant and shall bear any legend required by any Federal or state securities law or agreement as Corporation shall determine. [NOTE: IN ORDER TO RECEIVE TREATMENT AS AN INCENTIVE STOCK OPTION, PARTICIPANT MUST NOT DISPOSE OF ANY SHARE OBTAINED BY THE EXERCISE OF THE OPTION IF SUCH DISPOSITION

OCCURS WITHIN 2 YEARS OF THE DATE OF GRANT OF THE OPTION OR WITHIN 1 YEAR AFTER THE EXERCISE OF THE OPTION]

         V. Transferability of Option. The Option may not be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), except that the Option may be transferred upon the death of Participant as provided by Participant's Will or the applicable laws of descent and distribution. The Option shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option, or levy of attachment or similar process upon the Option not specifically permitted herein shall be null and void and without effect. Any permitted transferee will be entitled to all of the rights of Participant with respect to the assigned portion of the Option, and such portion of the Option will continue to be subject to all of the then existing terms, conditions and restrictions applicable to the Option, as set forth herein and in the Plan.

         VI. Adjustments. In the event of the declaration of any stock dividend on the Stock or in the event of any reorganization, merger, consolidation, acquisition, separation, recapitalization, split-up, combination or exchange of shares of Stock, or like adjustment, the number of shares of Stock and the class of shares of Stock available pursuant to the Option, and the Option Price, shall be adjusted proportionately as determined by the Committee, whose determination shall be conclusive. Notwithstanding the foregoing, in the event of such a reorganization, merger, consolidation, acquisition, separation, recapitalization, split-up, combination or exchange of shares of stock, or like adjustment which results in substantially all the shares of the Stock of Corporation being exchanged for, or converted into cash or other property, the Committee or Corporation shall have the right to terminate the Option as of the date of the exchange or conversion in which case the Option shall convert into the right to receive such cash or property net of the Option Price of the Options.

         VII. Termination, Suspension or Amendment of Option. The Committee or Corporation may, at any time, terminate, suspend or amend the Plan or this Agreement.

         VIII. Postponement of Exercise. The Committee or Corporation may postpone any exercise of the Option for such time as it may deem necessary in order to permit Corporation (i) to effect, amend or maintain any necessary registration of the Plan or the shares of Stock issuable upon the exercise of the Option under the Securities Act of 1933, as amended (the "Act"), or the securities laws of any applicable jurisdiction, (ii) to permit any action to be taken in order to (A) list such shares of Stock on a stock exchange if shares of Stock are then listed on such exchange or (B) comply with restrictions or regulations incident to the maintenance of a public market for its shares of Stock, including any rules or regulations of any stock exchange on which the shares of Stock are listed, or (iii) to determine that such shares of Stock and the Plan are exempt from such registration or that no action of the kind referred to in (ii)(B) above needs to be taken; and Corporation shall not be obligated by virtue of any terms and conditions of this Agreement or any provision of the Plan to recognize the exercise of the Option or to sell or issue shares of Stock in violation of the Act or any state's securities laws. Any such postponement shall not extend the terms of the Option and neither Corporation nor its directors or officers or the Committee shall have any obligation or liability to Participant or to any other person with respect to any shares of Stock as to which the Option shall lapse because of such postponement.

         IX. Participant's Rights. The granting of the Option shall impose no obligation upon Participant to exercise such Option. Participant shall have no equity interest in Corporation, nor shall Participant have any voting, dividend, liquidation or dissolution rights with respect to any capital stock of Corporation solely by reason of having the Option or having executed this Agreement. Upon the issuance and delivery of a certificate for Option Shares after exercise of the Option, Participant shall have the rights of a stockholder with respect to such Option Shares and to receive all dividends or other distributions paid or made with respect thereto. Nothing in this Agreement or the Plan shall confer upon Participant the right to continue in the employ of Corporation or affect any right which Corporation may have to terminate such employment at any time.

         X. Elimination of Fractional Shares. If this Agreement requires a computation of the number of shares of Stock subject to the Option, and the number so computed is not a whole number of shares of Stock, such number of shares of Stock shall be rounded down to the next whole number.

         XI. Shareholders' Agreement. Participant agrees to execute any Shareholders' Agreement which all other shareholders of Corporation are subject prior to delivery of any Stock upon the exercise of the Option. All Stock delivered to Participant pursuant to the exercise of the Option shall be subject to any Shareholders' Agreement previously entered into by Participant relating to the Stock.

         XII. Incorporation of Plan by Reference. The Option is granted pursuant to the terms of the Plan, a copy of which is attached hereto as Exhibit "B" and the terms of which are incorporated herein by reference. The Option shall in all respects be interpreted in accordance with the Plan. The Committee shall interpret and construe the Plan and this Agreement, and its interpretations and determinations shall be conclusive and binding on the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder. The provisions of the Plan shall control in the event of any inconsistencies between this Agreement and the Plan.

         XIII. Entire Agreement. This Agreement sets forth all of the promises, agreements, conditions, understandings, warranties and representations between the parties hereto with respect to the Option and the Shares. This Agreement is an integration of any and all prior agreements or understandings, oral or written, with respect to the Option and the Shares.

         XIV. Notices. Any and all notices provided for herein shall be sufficient if in writing, and sent by hand delivery or by certified or registered mail (return receipt requested and first class postage prepaid), in the case of Corporation, to its principal office, and, in the case of Participant, to Participant's address as shown on Corporation's records.

         XV. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Alabama.

         XVI. Modifications. Except as otherwise provided herein, no change or modification of this Agreement shall be valid unless the same is in writing and signed by the parties hereto.

         XVII. Successors. This Agreement shall be binding on all permitted successors and assigns of Participant including any estate, executors or administrators, trustees, or personal or legal representatives, and, in any such event all references herein to Participant shall, to the extent applicable, be deemed to refer to and include such estate, executors or administrators, trustees or personal or legal representatives, as the case may be.

         IN WITNESS WHEREOF, Corporation and Participant have executed this Agreement as of the day and year first above written.


                                FRONTIER NATIONAL CORPORATION


                                By: /s/ Raymond C. Styres
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                                Title:  Chairman, Compensation Committee
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                                PARTICIPANT:


                                /s/ Harry I. Brown, Jr.
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                                Signature of Participant


                                Harry I. Brown, Jr.
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                                Printed Name of Participant